UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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GENERAL MOTORS COMPANY

300 Renaissance Center, Detroit, Michigan 48265

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GENERAL MOTORS COMPANY GENERAL MOTORS GLOBAL HEADQUARTERS MAIL CODE 482-C24-A68 300 RENAISSANCE CENTER DETROIT, MI 48265 Your Vote Counts! GENERAL MOTORS COMPANY 2024 Annual Meeting Vote by June 3, 2024 11:59 PM ET V46923-P10415 You invested in GENERAL MOTORS COMPANY and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on June 4, 2024. Get informed before you vote View the Proxy Statement, Notice of 2024 Annual Meeting of Shareholders and 2023 Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 21, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* June 4, 2024 11:00 a.m. Eastern Time Virtually at: www.virtualshareholdermeeting.com/GM2024 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors	
	Nominees:	
1a.	Mary T. Barra	For
1b.	Wesley G. Bush	For
1c.	Joanne C. Crevoiserat	For
1d.	Linda R. Gooden	For
1e.	Joseph Jimenez	For
1f.	Jonathan McNeill	For
1g.	Judith A. Miscik	For
1h.	Patricia F. Russo	For
1i.	Thomas M. Schoewe	For
1j.	Mark A. Tatum	For
1k.	Jan E. Tighe	For
1l.	Devin N. Wenig	For
2.	Ratification of the Selection of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for 2024	For
3.	Advisory Approval of Named Executive Officer Compensation	For
4.	Shareholder Proposal Requesting a Report on the Use of Child Labor in Connection with the Company's EV Supply Chain	Against
5.	Shareholder Proposal to Eliminate EV Targets from Incentive Compensation Programs	Against
6.	Shareholder Proposal Requesting a Report on the Company's Use of Deep-Sea Mined Minerals in its Production and Supply Chains	Against
7.	Shareholder Proposal Requesting a Report on Sustainability Risk in the Company's Supply Chain	Against

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V46924-P10415